As filed with the Securities and Exchange Commission on May 1, 2006.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

__________________________

COLE CREDIT PROPERTY TRUST II, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland (State of Incorporation or Organization)	20-1676382 (I.R.S. Employer Identification Number)

2555 East Camelback Road, Suite 400

Phoenix, Arizona 85016

(Address of Principal Executive Offices, Including Zip Code)

___________________________

Securities to be registered pursuant to Section 12(b) of the Act:

None	None
(Title of Class to Be Registered)	(Name of Exchange on Which Class Is to Be Registered)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: Registration No. 333-121094

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share

(Title of Class to Be Registered)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Cole Credit Property Trust II, Inc. (the “Registrant”) hereby incorporates by reference herein the description of the Registrant’s common stock, $0.01 par value per share, set forth under the caption “Description of Shares,” in the prospectus contained in the Registrant’s registration statement on Form S-11, as declared effective by the Securities and Exchange Commission on June 27, 2005 (Registration No. 333-121094) and all amendments and supplements to such registration statement and supplements subsequently filed with the Securities and Exchange Commission, including any prospectus or prospectus supplement relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2.	Exhibits.

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified, which have previously been filed with the Securities and Exchange Commission.

Exhibit No.	Description
1.

Fifth Articles of Amendment and Restatement, as corrected. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 23, 2006).

2.	Amended and Restated Bylaws. (Incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 6, 2005).
3.

Distribution Reinvestment Plan (Incorporated by reference to Appendix C to Post-Effective Amendment No. 3 to the Registrant’s registration statement on Form S-11 (File No. 333-121094), filed with the Securities and Exchange Commission on March 23, 2006).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COLE CREDIT PROPERTY TRUST II, INC.

By: /s/ Blair D. Koblenz

Name: Blair D. Koblenz
Title:	Executive Vice President and Chief Financial
Officer

Date: May 1, 2006

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